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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 21, 1997 relating to the consolidated financial statements of ARIS Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 14, 1997 relating to the financial statements of SofTeach Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated and Pro forma Combined Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated and Pro forma Combined Financial Data."

PRICE WATERHOUSE LLP
Seattle, Washington

May 28, 1997